UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2015

INOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36309	33-0989359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

326 Bollay Drive

Goleta, California 93117

(Address of principal executive offices, including zip code)

(805) 562-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On December 8, 2015, the board of directors (“Board”) of Inogen, Inc. (the “Company”) appointed Scott Wilkinson, previously the Company’s Executive Vice President, Sales and Marketing, to serve as President and Chief Operating Officer, effective January 1, 2016.  Raymond Huggenberger will continue to serve as the Company’s Chief Executive Officer and as a member of the Board following the effectiveness of Mr. Wilkinson’s appointment.

Mr. Wilkinson, 50, has served as the Company’s Executive Vice President, Sales and Marketing since 2008 and in this role currently oversees the Company’s global operations in sales, marketing, customer service, product management, medical billing, and clinical services.  Previously, he served as the Company’s Director of Product Management from 2005 to 2006 and Vice President, Product Management from 2006 to 2008.  From 2000 to 2005, Mr. Wilkinson worked for Invacare Corporation, a designer and manufacturer of oxygen products, as a Group Product Manager.  From 1999 to 2000, Mr. Wilkinson served as a Product Line Director with Johnson & Johnson, a healthcare company.  From 1988 to 1999, Mr. Wilkinson worked as a Research Scientist, Product Manager, and Project Leader at Kimberly Clark, a consumer products company.  Mr. Wilkinson received a Bachelor’s degree in Chemical Engineering from the University of Akron and an MBA from University of Wisconsin, Oshkosh.

Mr. Wilkinson does not have any family relationships with any of the Company’s directors, executive officers, or any person nominated to become a director or executive officer, and there are no arrangements or understandings between Mr. Wilkinson and any other person pursuant to which Mr. Wilkinson was appointed as President and Chief Operating Officer. There are no transactions in which Mr. Wilkinson had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, except that Mr. Wilkinson is a party to an amended and restated employment agreement, filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1, filed on December 23, 2013 (and incorporated herein by reference), and an indemnification agreement, which is substantially in the form of agreement filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed on November 27, 2013 (and incorporated herein by reference).

No changes were made to Mr. Wilkinson’s compensation arrangements with us as a result of his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

By:	/s/Alison Bauerlein
Alison Bauerlein Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

Date:  December 10, 2015